EXHIBIT 10.8

MONACO COACH CORPORATION

DIRECTOR OPTION AGREEMENT

INITIAL GRANT

Monaco Coach Corporation, a Delaware corporation (the “Company”), has granted to                                (the “Optionee”), an option to purchase a total of eight thousand (8,000) shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s Director Stock Plan (as amended May 13, 2003) (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1.             Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2.             Exercise Price. The exercise price is                  for each share of Common Stock.

3.             Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 11 of the Plan as follows:

(i)            Right to Exercise.

(a)           This Option shall become exercisable in installments cumulatively with respect to twenty percent (20%) of the Optioned Stock one year after May 18, 2005 (the “Vesting Commencement Date”) if Optionee maintains his Continuous Status as a Director, so that one hundred percent (100%) of the Optioned Stock shall be exercisable five years after the Vesting Commencement Date if Optionee maintains his Continuous Status as a Director.

(b)       This Option may not be exercised for a fraction of a share.

(c)           In the event of Optionee’s death, disability, retirement or other termination of Continuous Status as a Director, the exercisability of the Option is governed by Section 11 of this Agreement.

(ii)           Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4.             Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)            cash;

(ii)           check, or

(iii)          surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)          delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

5.             Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.             Termination of Continuous Status as a Director. In the event Optionee’s Continuous Status as a Director terminates (other than upon the Optionee’s death or permanent and total disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise this Option at the date of such termination, and to the extent that Optionee does not exercise this Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

7.             Disability of Optionee. In the event Optionee’s Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Option granted hereunder to such Optionee shall become vested and exercisable for the full number of Shares covered by the Option. The Optionee may exercise his or her Option, at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

8.             Death of Optionee. In the event of the death of an Optionee, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Optionee at the time of death may be exercised at any time within twelve (12) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. In no event shall an Option be exercised later than the expiration of the term of the Option, as set forth in the Option agreement. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.             Retirement of Optionee. In the event of an Optionee’s Retirement while a Director, the Option shall become vested and exercisable for the full number of Shares covered by the Option. The Option held by the Optionee at the time of Retirement may be exercised at any time within twelve (12) months following the date of Retirement (but in no event later than the date of expiration of its ten (10) year term). If the Option is not exercised within the time specified herein, the Option shall terminate.

10.           Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.           Term of Option. This Option may not be exercised more than ten (10) years from the Vesting Commencement Date of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

12.           Taxation Upon Exercise of Option. Optionee understands that, upon exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the availability an 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

Dated:	MONACO COACH CORPORATION,
a Delaware corporation

By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

EXHIBIT A

MONACO COACH CORPORATION

DIRECTOR STOCK OPTION EXERCISE NOTICE

Attention:              Monaco Coach Corporation
Corporate Secretary

1.             Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                  shares of the Common Stock (the “Shares”) of Monaco Coach Corporation (the “Company”) under and pursuant to the Company’s Director Stock Plan (as amended May 13, 2003) (the “Plan”) and the Director Option Agreement dated                               (the “Agreement”).

2.             Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

3.             Federal Restrictions on Transfer. Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”) or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4.             Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5.             Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

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6.             Entire Agreement. The Agreement and the Plan are incorporated herein by reference. This agreement, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This agreement, the Plan and the Agreement are governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:		Accepted by:

OPTIONEE:		MONACO COACH CORPORATION

By:

Its:

Address:

Dated:	Dated:

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